Exhibit 10 b

                        ADMINISTRATIVE SERVICES AGREEMENT

         THIS AGREEMENT is made effective the 1st day of May, 2000.

BETWEEN:
                  ROYAL ROCK VENTURES INC., a body corporate having its registered and records office at Suite 1650, 999 West Hastings Street, in the City of Vancouver, in the Province of British Columbia.,

                  ("Royal")
                                                           OF THE FIRST PART
AND:
                  PACIFIC PARAGON INVESTMENT FUND LTD., a body corporate under the laws of British Columbia and having its registered and records office at Suite 707, 1030 West Georgia Street, Vancouver, British Columbia, V6E 2Y3

                  ("Pacific Paragon")
                                                          OF THE SECOND PART

R.1 Whereas Royal wishes to retain Pacific Paragon to provide services with respect to the administrative and corporate affairs of Royal;

R.2 Whereas Pacific Paragon has the capabilities and resources available to provide administrative and corporate services to Royal and has agreed to provide such services to Royal on the terms and subject to the conditions hereinafter set forth.

         WITNESS THAT in consideration of the premises and mutual covenants and agreements herein contained, the parties hereto do covenant and agree each with the other as follows:

APPOINTMENT

1. Royal hereby retains Pacific Paragon and Pacific Paragon hereby accepts such retainer to provide administrative and corporate services, as defined in item 3 of this Agreement, to Royal for a term of twenty four
         (24) calendar months commencing on the effective date of this Agreement (the "Term"), unless earlier terminated as hereinafter provided, SUBJECT ALWAYS to the direction and supervision of the management of Royal. This Agreement shall automatically renew for a further twenty four (24) month term, unless Royal or Pacific Paragon shall give to the other party 60 days notice of nonrenewal, in which case it shall terminate.

2. Pacific Paragon covenants and agrees to provide the Services in a faithful and diligent manner.

SERVICES

3. Pacific Paragon hereby agrees to provide to Royal general office facilities including office, telephone, telecopy, photocopy, reception, internet access, bookkeeping and conference facilities and, in connection therewith, the following services (collectively the "Services"):

        (a) General office administration, secretarial and reception services;

        (b)      Bookkeeping services;

        (c) General supervisory and integration services in connection with the administrative affairs of Royal's subsidiaries, affiliates and associated companies, if any, in accordance with the direction of Royal's management.

REMUNERATION

4. Royal hereby agrees to pay to Pacific Paragon, as remuneration for the provision of the Services set forth and outlined in paragraph 3 hereof, a fee in the amount of TWO THOUSAND DOLLARS ($2,000) per month, plus applicable Goods and Services Tax. In addition, Royal hereby agrees to pay Pacific Paragon all reasonable out-of-pocket expenses incurred by Pacific Paragon in connection with the provision of the Services.

5. Pacific Paragon shall be responsible for remitting all taxes, including income tax, which are payable by Pacific Paragon in respect of the remuneration received hereunder together with all other applicable deductions in connection with the provision of the Services.

ACCOUNTS

6. Pacific Paragon shall render accounts monthly during the Term for the Services and the disbursements incurred and Royal hereby agrees to pay such accounts within three business days of receipt.

GENERAL

7. Royal represents and warrants to Pacific Paragon that Royal is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the power and capacity to enter into this Agreement and to carry out its terms, and the execution and delivery of this Agreement by Royal has been duly and validly authorized by all necessary management action.

8. Either party may terminate this Agreement by giving to the other party, two months written notice of termination; in lieu of such written notice, Royal may elect to pay the sum of $4,000 to Pacific Paragon and, in such event, the Agreement shall be terminated effective on the date of such payment.

9. Any notices to be given by either party to the other shall be well and sufficiently given if telecopied or delivered personally or if sent by double registered mail, postage prepaid, to the parties hereto at the respective addresses set out above, or to such other address or addresses as the parties hereto may notify to the other from time to time in writing. Such notice shall be deemed to have been given at the time of delivery, if telecopied or delivered in person, or forty-eight
         (48) hours from the date of posting if mailed from Vancouver, British Columbia.

10. This Agreement may not be assigned by either party hereto without the written consent of the other.

11. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors or heirs and permitted assigns.

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the day and year first above written.

THE COMMON SEAL OF ROYAL                 )
ROCK VENTURES INC. was                   )
Hereunto affixed in the presence of:     )
                                         )
                                         )                                  C/S
"Sonny Chew"                             )
------------------                       )
Authorized Signatory                     )
                                         )
                                         )
"Harry Chew"                             )
------------------                       )
Authorized Signatory                     )


THE COMMON SEAL OF                       )
PACIFIC PARAGON                          )
INVESTMENT FUND LTD. was                 )
hereunto affixed in the presence of:     )
                                         )
                                         )
"Harry Chew"                             )                                  C/S
------------------                       )
Authorized Signatory                     )
                                         )
                                         )
--------------------------               )
Authorized Signatory                     )